Exhibit 99.1

NEWS RELEASE


CONTACT:        Kenneth Wagner, SVP Investor Relations
                Provident Financial Services, Inc.
                (201) 915-5344

FOR RELEASE 5:03 P.M. Eastern Time:  April 27, 2005

                       Provident Financial Services, Inc.
                      Announces 2005 Annual Meeting Results


JERSEY CITY, NJ, April 27 /PRNewswire-First Call/ - Provident Financial Services, Inc. (NYSE: PFS) ("Provident") held its 2005 Annual Meeting of Stockholders on Wednesday, April 27, 2005, at 10:00 a.m. local time, at the Hilton Newark Airport, 1170 Spring Street, Elizabeth, New Jersey.

         At Provident's Annual Meeting of Stockholders, Carlos Hernandez, William T. Jackson and Arthur McConnell were elected to the Board of Directors, each for a three-year term. Provident's stockholders also ratified the appointment of KPMG LLP as Provident's independent auditors for the year ending December 31, 2005.

         Provident Financial Services, Inc. is the bank holding company for The Provident Bank, which currently operates 78 full service branches throughout northern and central New Jersey.